                            A-FEM MEDICAL CORPORATION

                   NON-QUALIFIED STOCK OPTION LETTER AGREEMENT


To: Steven Frankel

        The Board of Directors of A-Fem Medical Corporation (the "Company") has awarded you stock options for the purchase of 1,700,000 shares of the Company's common stock at an exercise price of $2.06 per share subject to the vesting schedule set forth below.

1. TERM: The term of the option is ten years from date of grant, unless sooner terminated.

2. EXERCISE: During your lifetime only you can exercise the option: The personal representative of your estate or the beneficiary thereof may exercise the option following your death. To exercise your option, you must deliver to the Company written notice of your intention to exercise, specifying the number of shares as to which you desire to exercise the option and the date on which you desire to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, such written notice must contain a representation that it is your present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to your option, you must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company) or, with the consent of Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, registered stock, performance units or other contingent awards nominated in either stock or cash, promissory notes and other forms of consideration. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors, you may request the Company to apply automatically the shares to be received upon the exercise of a portion of stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. After exercise of your option, immediately upon notification of the amount due, if any, you shall pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, you shall pay such amount to the Company on demand. If you fail to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to you, including salary, subject to applicable law. With the consent of the Board of Directors, you may satisfy this obligation, in whole or in part, by having the Company withhold amounts due or by delivering to the Company Common Stock shares that would satisfy the withholding amount. You may use the Notice of Exercise of Stock Option in the form attached to this Agreement when you exercise the option.

3. PAYMENT FOR SHARES: Unless the Board of Directors at any time determines otherwise, the option may be exercised by the delivery of cash, personal check, bank certified or cashier's check.

4. TERMINATION: In the event the employment or service of the Optionee with the Company or a subsidiary terminates for any reason other than because of death, the option may be exercised at any time prior to the expiration of three years from the date of termination of the option. Any option may be exercised only if and to the extent the Optionee was entitled to exercise the option at the date of such termination. In the event of the termination of employment or service because of total disability or death, the option may be exercised at any time prior to the expiration of one year from the date of termination of employment. To the extent that the option of any deceased Optionee or of any Optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

5. TRANSFER OF OPTION: The option is not transferable except by will or by the applicable laws of descent and distribution of the state or county of the optionee's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Income Security Act of 1974, as amended.

6. VESTING: All options shall vest on the 10th anniversary of the grant date. In addition, vesting shall accelerate and the option shall vest and become exercisable earlier according to the following schedule:


                                                                                                                  NUMBER OF SHARES
                                 DATE ON AND AFTER WHICH                                                          FOR WHICH OPTION
                                 OPTIONS ARE EXERCISABLE                                                          IS EXERCISABLE
                                 -----------------------                                                          --------------
         Upon appointment as a Director (May 14, 1998) ......................................................          12,500

         Upon the first anniversary of appointment (May 14, 1999) ...........................................          12,500

         Upon the second anniversary of appointment (May 14, 2000) ..........................................          12,500

         Upon the third anniversary of appointment (May 14, 2001) ...........................................          12,500

         Upon appointment as Chief Executive Officer ........................................................         450,000

         Upon completion of raising $6 million or more in equity capital at $2.00 per share or greater ......          25,000

         Upon gaining listing on a major trading market (NYSE, AMEX, NASDAQ) ................................          25,000

         Upon the signing of an agreement with a strategic partner for the Rapid-Sense
         diagnostic that agrees to distribute the product, invest in A-Fem, or fund product development .....         300,000

         Upon signing a strategic partnership for the inSync miniform that provides A-Fem revenue through manufacturing, or a royalty, or an association to complete the national roll-out of the miniform, or A-Fem
         achieves 65% or more of the U.S. ACV ...............................................................         600,000

         Upon gaining FDA clearance for the PadKit, or if prior to FDA approval, gaining a strategic partnership for the PadKit which provides a $1
         million investment in A-Fem ........................................................................          25,000

         Upon achieving a share closing price of $4.00 per share for at least 30 consecutive market days ....         150,000

         Upon achieving a share closing price of $6.00 per share for at least 30 consecutive market days ....          25,000

         Upon achieving a share closing price of $8.00 per share for at least 30 consecutive market days ....          25,000

         Upon achieving a share closing price of $10.00 per share for at least 30 consecutive market days ...          25,000

7. HOLDING PERIODS

        7.1 SECURITIES AND EXCHANGE ACT SECTION 16

        Shares of Common Stock obtained upon the exercise of a stock option may not be sold by a person subject to Section 16 of the Exchange Act until six months after the date the option was granted.

        7.2 TAXATION OF STOCK OPTIONS

        Tax advice should be obtained when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

8. DATE OF GRANT: The date of grant of the option is April 17, 1998.

9. ACCELERATION IN CERTAIN EVENTS: Notwithstanding any other provisions of this Agreement, all options outstanding under this Agreement shall immediately become exercisable in full for the remainder of their terms at any time when any one of the following events has taken place after the date hereof:

        (a) The stockholders of the Company approve one of the following ("Approved Transactions"):

                (i) Any consolidation, merger or plan of exchange, involving the Company ("Merger") pursuant to which Common Stock would be converted into cash; or

                (ii) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company; or

        (b) A tender or exchange offer, other than one made by the Company, is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), directly or indirectly, of at least 20 percent of the outstanding Common Stock (an "Offer"); or

        (c) The Company receives a report on Schedule 13D under the Securities Exchange Act of 1934, as amended, reporting the beneficial ownership by any person of 20 percent or more of the Company's outstanding Common Stock, except that if such receipt shall occur during a tender offer or exchange offer by any person other than the Company or a wholly owned subsidiary of the Company, acceleration of exercisability shall not take place until the conclusion of such offer; or

        (d) During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new Directors was approved by a vote of at least 2/3 of the Directors then still in office who were Directors at the beginning of such period.

        All options that are accelerated pursuant to this Paragraph 9 shall terminate upon the dissolution of the Company or upon the consummation of any Merger pursuant to which Common Stock would be converted to cash. The terms used in this Paragraph 9 and not defined elsewhere in the Agreement shall have the same meanings as such terms have in the Exchange Act and the rules and regulations adopted thereunder.

10. APPROVALS: The obligations of the Company under this Agreement are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grant of options pursuant to this Agreement. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock pursuant to this Agreement if such issuance or delivery would violate applicable state or federal securities laws.

11. EMPLOYMENT AND SERVICE RIGHTS: Nothing in this Agreement shall:

                (i) Confer upon any employee the right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits; or

                (ii) Confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Company.

12. RIGHTS AS A STOCKHOLDER: As a holder of an option issued pursuant to this Agreement, you have no rights as a stockholder with respect to any Common Stock until the date of issue to you of a stock certificate for such shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividend or other rights for which the record date occurs prior to the date such stock certificate is issued.

        THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO

EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE.

        Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.



                                                Very truly yours,

                                                A-FEM MEDICAL CORPORATION


                                                By:
                                                Name:
                                                Its:

                          ACCEPTANCE AND ACKNOWLEDGMENT


        I, a resident of the State of ____________, accept the stock option described above, and acknowledge receipt of a copy of this Agreement. I have read and understand this Agreement. I acknowledge that, except as set forth in this Agreement, the Company has no obligation to sell or otherwise issue to me any stock or other equity or ownership interest in the Company.


Dated: _______________



______________________________                  _______________________________
Taxpayer I.D. Number                            Steven Frankel



                                                Address:


        By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement.

        Dated: _______________



                                                _______________________________
                                                Spouse's Signature


                                                _______________________________
                                                Printed Name


        By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

        Dated: _______________



                                                _______________________________
                                                Optionee's Signature

                       NOTICE OF EXERCISE OF STOCK OPTION


To: A-Fem Medical Corporation Board of Directors

        I, a resident of the State of _______________, hereby exercise my stock option granted by A-Fem Medical Corporation (the "Company") on April 17, 1998, subject to all the terms and provisions thereof, and notify the Company of my desire to purchase _______ shares of Common Stock of the Company (the "Securities") at the exercise price of $2.06 per share which were offered to me pursuant to said option.

        I hereby represent and warrant that (1) I have been furnished with a copy of all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.

        I am aware that the Securities have not been registered under the Federal Securities Act of 1933, as amended (the "Act") or any state securities laws, pursuant to exemption(s) from registration. I understand that the reliance by the Company on such exemption(s) is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

        I hereby represent and warrant that I am purchasing the Securities for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Securities.

        I understand that because the Securities have not been registered under the Act, I must continue to bear the economic risk of the investment for an indefinite time and the Securities cannot be sold unless the Securities are subsequently registered or an exemption from registration is available.

        I agree that I will in no event sell or distribute all or any part of the Securities unless (1) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving the Securities or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

        I consent to the placing of a legend on my certificate(s) for the Securities stating that the Securities have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the

Company and with any transfer agents against the Securities until the Securities may be legally resold or distributed.

        I understand that at the present time Rule 144 of the Securities and Exchange Commission ("SEC") may not be relied on for the resale or distribution of the Securities by me. I understand that the Company has no obligation to me to register the Securities with the SEC and has not represented to me that it will register the Securities.

        I AM ADVISED, PRIOR TO MY PURCHASE OF THE SECURITIES, THAT NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933, THE OREGON SECURITIES LAW OR ANY OTHER APPLICABLE SECURITIES ACT (THE "ACTS") AND THAT THE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY OF THE ACTS AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


        Dated: _______________




______________________________                  _______________________________
Taxpayer I.D. Number                            Steven Frankel

                                                Address

                                     RECEIPT


        A-Fem Medical Corporation hereby acknowledges receipt from Steven Frankel in payment for ________ shares of Common Stock of A-Fem Medical Corporation, a Nevada corporation, of $___________________ in the form of



                        ______  Cash
                        ______
                        ______  Check (personal, cashier's or bank certified)



                                            A-FEM MEDICAL CORPORATION

Date:____________________                   For:_______________________________